CONSULTING AGREEMENT

This Consulting Agreement ("Agreement"), made and entered into this 1st day of August, 2015 by and between NUTRAFUELS, (NTFU) a publicly traded for profit Florida corporation (the "Company"), and Five Star labs LLC, a Florida Limited Liability Company (the "Consultant").

WITNESSETH

WHEREAS, the Company wishes to receive consulting services from Consultant from time to time and Consultant is willing to provide such consulting services, and Company and Consultant wish to enter into this Agreement to set forth the terms and conditions on which services will be provided.

NOW, THEREFORE, the Company and Consultant hereby mutually covenant and agree as follows:

1.

Engagement of Consultant.   Consultant is hereby retained by the Company, and Consultant hereby accepts such retainment, as a general advisor and consultant to the Company for the compensation and on the terms and conditions hereinafter expressed. Consultant shall perform such consulting duties as are reasonably assigned to him by the Company in regard to the business of the Company and its Subsidiaries ("Services"). Services will include new business development.

Services to be performed by Consultant hereunder shall, however, be subject to the limitation that Company will not require more than 1 day per week, on average, of consultant’s time under this contract, without the prior consent of Consultant.  Consultant shall perform only such work under this agreement as is requested in writing by company.

2.

 Consultant's Duties.   Consultant will make himself available for general consultation at times by telephone or correspondence, and will be available to the Company for up to 1 day per week on mutually agreed dates and hours. The Company agrees to give Consultant reasonable notice of what services it desires and when it desires them to be performed. In that connection, the Company and Consultant agree to cooperate in resolving any scheduling problems that may arise with respect to Consultant being available at the times requested. Consultants will provide to company consulting services in regards to new business development.

3.1

Compensation for Services.  The Company agrees to issue restricted shares on a deal by deal basis. The compensation listed in Section 3 is deemed fully earned at such time as the  Consultant provides its services.

3.2 Company and Consultant acknowledge that Company may or may not be licensing certain intellectual property.  Some communications between Company and Consultant may naturally occur as a result of this relationship, and as such, as is mutually agreed by Consultant and Company, shall not be compensable or rights therein to Consultant under this paragraph.

3.3 The parties acknowledge that in the event that the Company requires, and if consultant so agrees, consultant will take on expanded duties.  In that event another or supplemental agreement will be negotiated at that time outlining the expanded duties and compensation Company will provide to Consultant for performance of such expanded duties.

Securities Matter

ii Exemption and limitations on Resale

The offer and sale of the securities by the Company to Consultant is exempt from the 1933 ACT and the Company has compiled and will comply with all requirements of such exemption in all respects. Each certificate representing Securities shall be stamped or otherwise imprinted with the legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THE CERTIFIACTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED"

iii Rule 144 and Resale

Upon Consultant informing Company in writing that it intends to sell or transfer all or any portion of the securities that are eligible for resale under rule 144 promulgated under the 1933 ACT, the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of Consultant that the company is in compliance with the Rule 144 current public information requirements to enable Consultant to sell such person's securities under Rule 144, and as may be applicable under the circumstances. If any certificate representing the Securities is presented to the Company's Transfer Agent for registrations or transfer in connection with the sales theretofore made in compliance with the securities laws. The company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such securities to the transferee. All costs of such transfer shall be born by the Company including the cost of any legal opinion. The Company shall fully comply with any and all federal and state securities laws, rules and regulations governing the issuance of any such Securities of common stock or the resale by Consultant.

4.

Term.   The term of this Agreement (the "Term") shall begin on the date of this Agreement and expire one (1) year thereafter; provided that it may be extended by mutual agreement in writing for additional terms, or as designated by both parties and may be terminated during the Term as provided in Section 6 hereof.

5.

 Duties of Consultant Relating to Consulting Services.   Consultant shall at all times be acting and performing hereunder as an independent contractor.  In connection with the performance by Consultant of Services, the Company shall not have or exercise any control or direction over the Services performed by Consultant, and will not in any way supervise or control his activities. Consultant shall perform all of the Services herein provided for relying on his own experience, knowledge, judgment and techniques. Consultant shall not, in the performance of his duties, be managed by the Company. Consultant will not be acting as the employee, agent, partner, servant or representative of the Company, and Consultant will not have any authority to bind the Company or any subsidiary of the Company in any manner.

6.

Termination of Agreement.   Notwithstanding that the Term shall not have been completed, the Company may terminate this Agreement (a) upon the death of Consultant, (b) if Consultant should be incapacitated by illness or any other matter from performing his duties hereunder for a continuous period of sixty days, or (c) by delivery by the Company to Consultant, 30 days written notice of termination.

7.

Confidential Information.   Consultant agrees that, during the Term and at all times after the termination of this Agreement for whatever reason, he will treat as confidential and maintain in confidence all information relating to the business of the Company, including without limitation the areas of research and investigation that the Company is or has been pursuing, the Company’s business plans, the identity of the customers, suppliers, and joint researchers of the Company, the Company's arrangements with such parties, and technical data relating to the Company's products, services and research, trade secrets of Company and communications with or from Company which have been designated as confidential.  In addition, Consultant agrees that, without the prior written approval of the Company, he will not disclose any such information at any time to any person, corporation, or other entity except authorized personnel of the Company. Upon the termination of this Agreement for any reason, Consultant will not take or retain any records, files or other documents, or copies thereof, relating in any way to the business operations of the Company or any subsidiary of the Company.

8.

Construction of Terms. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be severed and shall not affect the validity or enforceability of the remaining provisions.

            8.1       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Florida.

            8.2       Complete Agreement. This Agreement constitutes the complete agreement and sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes all prior discussions and understandings in respect to the subject of this Agreement, whether written or oral.

            8.3       Dispute Resolution. If there is any dispute or controversy between the parties arising out of or relating to this Agreement, the parties agree that such dispute or controversy will be arbitrated in accordance with proceedings under American Arbitration Association rules, and such arbitration will be the exclusive dispute resolution method under this Agreement. The decision and award determined by such arbitration will be final and binding upon both parties. All costs and expenses, including reasonable attorney’s fees and expert’s fees, of all parties incurred in any dispute that is determined and/or settled by arbitration pursuant to this Agreement will be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties will share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved. Company agrees that any arbitration proceedings will be conducted in the State of Florida

            8.4       Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the party in breach

9.

Assignability.   The Company shall have the right to assign this Agreement to any subsidiary or successor of the Company and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against said assigns. The rights, benefits and obligations of Consultant under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

10.

Exclusivity.  Consultant agrees that he will not consult for or assist any person or entity in regard to NutraFuels business model for a period of one year following the date of this agreement, without the written consent of Company.  This provision shall survive the termination of this agreement for any reason.

11.

Consideration.  The parties to this agreement hereby acknowledge the adequacy and sufficiency of consideration for entering into this agreement.

12.

Inconsistent Obligations.  Consultant represents that he has no obligations that are inconsistent with those of this agreement.

13.

Modifications and Waiver.  This Agreement shall not be amended or modified except by written instrument executed by the Company and Consultant. The failure of the Company or Consultant to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

14.         Indemnification. The Company agrees to indemnify defend and release and hold harmless Consultant against any losses, liabilities, damages, deficiencies, costs or expenses ( including interest, penalties, and reasonable attorney fees and disbursements) based upon, arising out of or otherwise resulting from the relationship between Consultant and the Company and /or arising from this agreement. In the event that Consultant determines it is entitled to indemnification, Consultant shall give notice as reasonably practicable to the Company of any action, suit, proceeding or investigation or threat thereof in respect of which Consultant may seek indemnity hereunder; provided, however, failure to so notify the Company shall not relieve Consultant from any liability that it may have under this Agreement. Upon such notification, the Company shall pay all costs and fees and expenses for the defense of such action. Consultant shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Company with retainer fees paid in advance by the Company as requested by any law firm selected by Consultant.

15.

Facsimile acceptance.  A signature to this agreement, transmitted by one signatory to the other by facsimile or other electronic transmission shall be recognized as a valid acceptance of this agreement.

16.       Location Of Services   Consultants services shall be performed at Consultants main office location or other such designated location as Consultant deems the most advantageous for the services to be performed.

17.      Expenses. The Company shall be solely responsible for paying all third party fees and expenses, including but not limited to: attorneys, accountants, auditors, blue sky service and filing fees, SEC filing fees, stock exchange fees, transfer agent fees, EDGAR filer fees, DTC fees, printing costs and S&P fees, Press Releases, and any other fees deemed necessary by consultant. In addition the Company will reimburse Consultant for all reasonable expenses incurred, including but not limited to: travel expenses, overnight package and mailing services upon presentation of appropriate evidence of such expenses; provided, however, that any expenses in excess of $250 shall be approved in writing by the Company before they are incurred by the Consultant.

            18.

Notices. Any Notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail or delivered personally, by responsible overnight carrier or by email/fax, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed fax /email, in each case addressed to a party. The addresses for such communications shall be

If to the Company:

  Edgar Ward

  6601 Lyons Road

  Suite L-6

  Coconut Creek, FL 33073

  By email: edgar@nutrafuels.com

If to the Consultant:

 Five Star labs LLC

 Eric caprarese

5 Star Labs LLC

tax id:   45-3644263

3330 ne 190th street #2815

Aventura, FL  33480

 By email: ericcaprarese@juno.com

    19.

Authority

The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. The Company represents that except with respect to existing Company Information and properly licensed materials, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement, in accordance with their respective terms and conditions, will not:

a.

Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

b.

Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Company, or any instrument, contract, or other agreement to which the Company is a party or by or to which the Company is bound or subject

20

 Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to either litigation in a court of law in the State of Florida , Dade County or binding arbitration in Dade County, Florida ,whichever venue the Consultant sees fit. If Arbitration is decided it will prevail under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may been titled. Without waiving any of the requirements of this paragraph, Company hereby consents to the jurisdiction of the state and federal courts of Dade County, Florida, and waives any objection based on lack of personal jurisdiction, venue, or forum nonconveniens, as to any claim or cause of action, whether in law or equity, arising out of or relating to this Agreement

21

Attorney Fees

In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition

22.

No Impairment.

The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants referenced in Section 3 but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant against impairment.

23.

Waivers

No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

24.

Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction

25.

Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be  delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

26.

 Failure

In the event the Company brings any action against Consultant for breach of this Agreement, Consultant’s entire liability to the Company shall not exceed the fees paid to Consultant hereunder. In no event shall Consultant be liable to the Company or any other party for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement.

27.

Further Assurances

The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the day and year first above written.

Consultant:

/s/ Eric Caprarese

August 1st  2015

Eric Caprarese

                                    Managing Director

Five Star labs LLC

Company:

 /s/ Edgar Ward

 August 1st  2015

Edgar Ward

C.E.O.

NUTRAFUELS Inc.